10F-3 Report
CGCM Small Capitalization Value Investments
9/1/2009		through	8/31/2010

Issuer Name	Trade Date	Selling Dealer	Total Amount	Purchase Price	% Received by Fund
Fabrinet	6/25/2010	Deutsche Bank	6,500	$10.00	0.080%